EXHIBIT 23.1  CONSENT OF EXPERTS


                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                  330 E. Warm Springs
                                                 Las Vegas, NV  89119
                                                         702.528.1984
                                                  425.928.2877 (efax)

October 2, 2001


To Whom It May Concern:

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which grants an aggregate of 750,000 Shares of Common stock of ModernGroove Entertainment, Inc., under a certain "Consulting Agreement" with Arthur. W. Skagen and to the incorporation by reference therein of our future reports for the Company, as we are replaced the former accountant, who died. The former accountant for the Company, who died on January 27, 2001, prepared the financial reports dated December 31, 1999, and March 31, 2000 and June 30, 2000, and September 30, 2000 with respect to the consolidated financial statements of the Company included in its Registration Statement and annual report on Form 10-SB and Form 10-KSB and the quarterly report filed with the Securities and Exchange Commission.


/s/  G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA

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